Exhibit 10.11

CERTIFICATE
OF
GLOBAL GOLD CORPORATION

This certificate is being given pursuant to Section 6 of Schedule 1 of the Supplemental Letter, dated as of the date hereof by, among others, Global Gold Corporation, a Delaware corporation (the “Company”), Consolidated Resources Armenia, an exempt non-resident Cayman Islands company (“CRA”), Global Gold Consolidated Resources Limited, a Jersey, Channel Islands private limited company (“GGCRL”) and GGCR Mining, LLC, a Delaware limited liability company (“GGCR”), in connection with the Joint Venture Agreement dated as of April 27, 2011 (the “JV Agreement”) between the Company, Global Gold Armenia, LLC, a Delaware limited liability company (“GGA”), Global Gold Mining, LLC, a Delaware limited liability company (“GGM”), Mego-Gold, LLC, an Armenian limited liability company (“MG”) and Getik Mining Company, LLC, an Armenian limited liability company (“GMC”).

The undersigned, in his capacity as a Chairman and Chief Executive Officer of the Company, hereby certifies the following on behalf of the Company:

1.
There has been no modification, suspension, withdrawal, cancellation, termination or failure to be renewed of any of the Company’s interests, including mining and exploration rights, licenses and permits in the Touukhmanuk and Getik deposits (the “Properties”), which has resulted material adverse effect on the mining and exploration activities at the Properties;

2.
There has been no material breach by the Company, GGA, GGM, MG and GMC on any of its obligations under the JV Agreement which has not been remedied within 30 days of receipt of formal written notice from CRA of such breach;

3.
Except for the transfers pursuant to the MG Assignment and Assumption Agreement dated as of the date hereof by and between the Company, GGM, CRA and GGCR (the “MG Assignment”), and  the Getik Assignment and Assumption Agreement dated as of the date hereof by and between the Company, GGM, CRA and GGCR (the “Getik Assignment”), there has been no actual or proposed change in the direct or indirect legal or beneficial ownership or control of MG or GMC without the prior written consent of CRA;

4.	The representations and warranties made by the Company in the JV Agreement are true and not misleading in all material respects;

5.
There has been no nationalization, expropriation, insolvency, bankruptcy, dissolution, winding up, liquidation or any similar event with respect to the Company, GGA, GGM, MG and GMC that may prevent MG and GMC from carrying on their business or the mining and exploration activities at the Properties or affecting any substantial part of the Properties, other assets or business perspectives thereof.

6.
Pursuant to Section 2.3.7 of the JV Agreement, except as specified in Part B of Schedule 3 of the MG Assignment and Part B of Schedule 3 of the Getik Assignment, the Company has taken all necessary steps and secured any required approvals, including from any regulatory authorities, to effect the transfer of 100% of the GGM’s interest in MG and GMC, and through them also in the Properties to GGCR Mining, LLC, and such approvals are in full force and have not been suspended, withdrawn or revoked.

7.	The full Initial Consideration (as defined in the JV Agreement) has been received.

The undersigned has executed this Certificate as of February 19, 2012.

__________________________________________
Name:     Van Krikorian
Title:       Chairman and Chief Executive Officer of
Global Gold Corporation

GGC Certificate Signature Page